Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, hereby constitutes and appoints each of David P. Holveck, Alan G. Levin and Caroline B. Manogue to be his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, and to sign for the undersigned and in each of their respective names in any and all capacities stated below, this Annual Report on Form 10-K (and any amendments hereto) and to file the same, with exhibits hereto and thereto and other documents in connection herewith and therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger H. Kimmel
Roger H. Kimmel	Chairman	February 22, 2012

/s/ John J. Delucca
John J. Delucca	Director	February 22, 2012

/s/ David P. Holveck
David P. Holveck	Director, President and Chief Executive Officer	February 22, 2012

/s/ Nancy J. Hutson
Nancy J. Hutson, Ph.D.,	Director	February 22, 2012

/s/ Michael Hyatt
Michael Hyatt	Director	February 22, 2012

/s/ William P. Montague
William P. Montague	Director	February 22, 2012

/s/ David B. Nash
David B. Nash, M.D., M.B.A.	Director	February 22, 2012

/s/ Joseph C. Scodari
Joseph C. Scodari	Director	February 22, 2012

/s/ William F. Spengler
William F. Spengler	Director	February 22, 2012